EXHIBIT 99.1

Washington Banking Company Earns $4.5 Million, or $0.29 per Share, in 3Q13
Fueled by Solid Loan and Core Deposit Growth

OAK HARBOR, WA – October 23, 2013 – Washington Banking Company (NASDAQ: WBCO), the holding company for Whidbey Island Bank, today reported it earned $4.5 million, or $0.29 per diluted share in the third quarter, up from $2.9 million or $0.19 per diluted share, in the preceding quarter and down from $4.6 million, or $0.30 per diluted share in the third quarter of 2012. For the first nine months of 2013, Washington Banking earned $12.0 million, or $0.77 per diluted share, compared to $12.3 million, or $0.79 per diluted share in the first nine months of 2012.

“Our lending team continues to execute well, generating solid loan growth across the franchise,” said Jack Wagner, President and Chief Executive Officer. “The loan portfolio grew 2% in the quarter and 6% year-over-year, and our pipeline of loans likely to close in the next 90 days remains very strong.

“This year we entered the Northeast King County market, opening an office in Woodinville, which is bringing early success. We have applied to open a new branch in Issaquah, in support of our new commercial team there. This new office and team extends our footprint further south and east into the vibrant growing Eastside market,” Wagner noted. “The new commercial team is in place and we expect to open the new branch at the end of the year.”

“Our general business outlook continues to reflect the economic recovery in the region,” said Bryan McDonald, Whidbey Island Bank’s President and CEO. “Loan demand is improving and our pipeline of activity remains strong. During the third quarter, we closed $66.3 million in new commercial loans, renewed or extended $80.4 million in existing commercial loans and funded $38.4 million in residential mortgages, for both refinance and purchase transactions. Residential refinancing is down from the accelerated pace of the last few years. With property values improving and interest rates still at very affordable levels, we continue to see moderate refinance activity, as well as steady demand from families purchasing new homes. In addition, the budget crisis in the other Washington temporarily interrupted the funding of SBA loans. We continued to take and process SBA applications, but were not able to close these loans while the government was shutdown. Now that government employees are back to work, we can complete the process for our small business customers.”

Third quarter loan production contributed to 2% non-covered loan growth in the quarter and 6% growth year-over-year. For the first nine months of 2013, average loans increased 5% to $868.7 million from $831.3 million a year ago. Mortgage banking income contributed $726,000 to third quarter revenues, down from $1.0 million in the second quarter of 2013 and $1.1 million in the third quarter a year ago.

Third Quarter 2013 Financial Highlights (as of, or for the period ended September 30, 2013)

•	On a consolidated basis, Total Risk-Based Capital to risk-adjusted assets was 19.73% compared to 19.65% a year ago. The minimum ratio to be considered well-capitalized under FDIC rules is 10%.
•	With the exception of construction, all loan categories increased for both the quarter and the year.
•	Asset quality continues to improve with the ratio of nonperforming non-covered assets (NPAs) to total assets dropping to 0.89% from 0.96% in the second quarter and 1.29% a year ago. Classified loans declined to $68.6 million at September 30, 2013, from $78.2 million at September 30, 2012.
•	Tangible book value per common share was $11.34, compared to $11.31 a year ago.
•	Low-cost demand, money market, savings and NOW accounts were $1.05 billion, or 73% of total deposits.
•	Loan loss reserves were 1.94% of non-covered loans, compared to 2.01% a year ago.
•	The interest income generated from the loan portfolios in the FDIC-assisted acquisitions contributed $5.6 million to third quarter revenues.

WBCO Reports 3Q13 EPS of $0.29

October 23, 2013

•	In the third quarter, the net interest margin fell 9 basis points to 4.59% compared to 4.68% in the preceding quarter, and fell 89 basis points from 5.48% in the year ago quarter, reflecting declines in both the yields and balances of covered loans.

Regional Economic Update

“The Washington State economy continues to perform better than the national averages with statewide unemployment dropping to 6.8% in August and 5.2% for the greater Seattle/Bellevue/Everett area,” said Wagner. “In August, the unemployment rate continued to be better than average in most of our markets, with Snohomish County at 6.2%, Whatcom County at 6.5%, Island County at 7.1% and Skagit County at 7.7%. On a non-seasonally adjusted basis, estimates for August 2012 to August 2013 indicate an increase in employment of 66,800 for the state. Over the year the private sector added 64,600 jobs while the public sector gained an estimated 2,200 jobs. “Retail sales are definitely on the rebound, with the Puget Sound Economic Forecaster predicting nominal retail sales will be up 8.7% in 2013, fueled by a 33% increase in construction spending,” added Wagner.

Credit Quality

“Our non-covered loan portfolio continues to perform well with overall asset quality improving during the third quarter. Total nonperforming assets fell 33% from a year ago,” said Dan Kuenzi, Chief Credit Officer. “Residential construction projects account for more than one-third of nonperforming assets, with about half of those loans located in Whatcom County. Foreclosed properties account for almost one-third of NPAs, as we move delinquent loans through the collection process.”

Nonperforming, non-covered loans (NPL) decreased during the third quarter to $9.9 million from $10.9 million in the second quarter and from $17.6 million in the year ago quarter, with residential construction loans accounting for 38% of nonperforming assets. The ratio of NPLs/total non-covered loans improved to 1.14% at September 30, 2013, from 1.27% at the end of the second quarter and 2.14% a year ago. Nonperforming, non-covered assets (NPA)/total assets improved to 0.89% compared to 0.96% in the preceding quarter and 1.29% a year ago. Non-covered other real estate owned (OREO) was $4.7 million, even with the preceding quarter and up slightly from $4.1 million a year ago. Distribution of nonperforming, non-covered assets is shown in the following table:

Non-Covered NPA by Location	Island County	San Juan County	Skagit County	Snohomish County	Whatcom County	Total	Percent of Total Non-Covered NPA by Loan Type
(dollars in 000s)
9/30/2013
Commercial	$ 3	$ 139	$ 514	$ 1,309	$ 470	$ 2,435	16.62%
Real Estate Mortgages
One-to-Four Family Residential	47	-	146	-	325	518	3.53%
Commercial	-	188	564	-	347	1,099	7.50%
Real Estate Construction
One-to-Four Family Residential	1,667	-	1,430	-	2,473	5,570	38.01%
Commercial	-	-	-	-	-	-	0.00%
Consumer
Direct	165	-	-	60	60	285	1.94%
Other Real Estate Owned	809	-	3,032	167	739	4,747	32.39%
Total	$ 2,691	$ 327	$ 5,686	$ 1,536	$ 4,414	$ 14,654	100.00%

Percent of Total Non-Covered NPA by Location	18.36%	2.23%	38.80%	10.49%	30.12%	100.00%

The provision for non-covered loan losses was $525,000 in the third quarter, compared to $850,000 in the second quarter of 2013 and $1.3 million in the third quarter a year ago. The allowance for non-covered loan losses totaled $16.9 million, or 1.94% of non-covered loans. Total net charge-offs in the third quarter were $550,000, or 0.25% of average total loans on an annualized basis, compared to $809,000, or 0.38% of average loans in the preceding quarter and $2.2 million, or 1.09% of average loans, in the third quarter a year ago.

WBCO Reports 3Q13 EPS of $0.29

October 23, 2013

Balance Sheet

Total assets were $1.65 billion at September 30, 2013, compared to $1.62 billion in the preceding quarter and $1.68 billion a year ago. Total net non-covered loans increased 2% to $855.7 million compared to $836.3 million at June 30, 2013, and were up 6% from $808.0 million at September 30, 2012.

The non-covered loan portfolio is well diversified with commercial and industrial loans making up 19.8% and residential mortgages accounting for 4.6% of the portfolio. Owner-occupied commercial real estate loans represent 27.4% of the portfolio and non-owner occupied commercial real estate loans account for 23.7% of loans. Indirect consumer loans account for 9.0% of the portfolio and other consumer loans account for 9.3%. Construction and land development loans for residential properties were 4.1% and commercial construction and land development loans represent 1.8% of the portfolio.

As resolution of the covered portfolio progresses, net covered loans totaled $156.4 million and covered OREO totaled $4.1 million at September 30, 2013, compared to $176.7 million and $12.9 million, respectively, three months earlier.

The mix of total deposits continued to improve with non-CD deposits increasing to 73.3% of total deposits from 67.6% a year ago. The level of total deposits was up 2% to $1.43 billion at September 30, 2013, compared to $1.40 billion at the end of the second quarter. Noninterest-bearing demand deposits increased 10% in the quarter and 7% year-over-year, representing 18.8% of total deposits. Year-over-year, NOW accounts increased 9% to $361.2 million, comprising 25.3% of deposits and time deposits declined 19% to $381.0 million and accounted for 26.7% of total deposits. Core deposits, excluding time deposits over $100,000, represented 88.2% of all deposits.

Tangible shareholder equity totaled $176.1 million, or $11.34 per share, at September 30, 2013, compared to $174.8 million, or $11.30 per share, a year ago.

Operating Results

In the third quarter of 2013, net interest income decreased 1% to $17.1 million from the linked quarter of $17.4 million, and declined 17% from $20.6 million a year ago. The majority of the decline came from the resolution of the covered loan portfolio and a change in the yield on covered loans to 13.29% in the third quarter of 2013 from 12.67% in the second quarter and 15.14% in the third quarter a year ago. For the first nine months of 2013, net interest income fell 16% to $52.7 million from $62.7 million in the first nine months of 2012.

“The complexities of the FDIC-assisted accounting items on the income statement were much less noisy this quarter than last quarter,” said Rick Shields, Chief Financial Officer. “In the second quarter, we adjusted the forecast of expected cash flows of covered loans, which prompted additional provisions for these loans, particularly in the hospitality sector. For the first nine months of the year, these adjustments reduced earnings by $1.2 million, or $0.08 per diluted share.” The following table reflects the adjustments on the income statement for the first nine months of 2013 and 2012:

	Nine Months Ended
	September 30,
Impact of Reforecast of Cashflows of Covered Assets	2013	2012
($ in thousands, except per share data)
Provision for Loan Losses, Covered Loans	$ 12,414	$ 398
Writeup of FDIC Indemnification Asset	(9,931)	-
Reversal of Accrued FDIC Clawback Liability	(626)	-
Impact of Reforecast of Cashflows	1,857	398
Provision for Income Taxes	(650)	(139)
Net Impact of Reforecast of Cashflows	$ 1,207	$ 259

Fully Diluted Average Common and Equivalent Shares Outstanding	15,538,000	15,453,000

Fully diluted Earning per Share Impact	$ (0.08)	$ (0.02)

WBCO Reports 3Q13 EPS of $0.29

October 23, 2013

Excluding the change in the FDIC indemnification asset, noninterest income in the third quarter totaled $4.2 million and was $4.2 million in the previous quarter and $4.1 million in the year ago quarter. In the first nine months of 2013, noninterest income excluding the change in the FDIC indemnification asset was $12.9 million compared to $12.5 million in the first nine months of 2012.

Washington Banking’s net interest margin decreased 9 basis points from the preceding quarter to 4.59% from 4.68% and fell 89 basis points from 5.48% in the year ago quarter. For the first nine months of 2013, the net interest margin dropped 94 basis points to 4.71% from 5.65% in the first nine months of 2012. “As anticipated, as we reduce the size of the covered loan portfolio, its generous contribution to margin is diminishing,” Shields noted.

Operating expenses were up 1% in the quarter and down 4% year over year. For the first nine months of 2013, operating expenses were down 6% to $39.9 million from $42.4 million a year ago.

In a separate release today, Washington Banking announced it will pay a quarterly cash dividend of $0.145 per common share. “In keeping with our two-tiered approach in determining our dividend payouts each quarter, we are paying our basic dividend of seven cents plus seven and a half cents per share in the variable dividend, which results in the total dividend at 50% of earnings,” Wagner noted. “Our board will continue to evaluate dividends each quarter based on capital requirements, market opportunities and other operating considerations.”

Conference Call Information

The Company will hold a telephone conference call to discuss this earnings release on October 24, 2013 at 9:00 a.m. Pacific time.  To access the call, please dial (800) 288-8961 a few minutes prior to 9:00 a.m., Pacific time.  The call will be available for replay through November 7, 2013, by dialing (800) 475-6701 -- access code 304998.  This is a change in the date and phone number from the previous earnings conference call announcement.

About Washington Banking Company

Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. With its two FDIC-assisted acquisitions in 2010, Whidbey Island Bank currently operates 31 full-service branches located in six counties in Northwestern Washington. The Seattle Times’ ranked Washington Banking Company as the top financial institution in the region for the third consecutive year in their 21st annual “Best of the Northwest” listing. In 2009, Washington Banking was added to the Russell 2000 Index, a subset of the Russell 3000 Index. Both indices are widely used by professional money managers as benchmarks for investment strategies.

Forward Looking Statements

This news release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management's expectations regarding future events and developments such as future operating results, regional economic trends, dividends and dividend payout ratios, covered loan trends, branch openings, growth in loans and deposits, credit quality and loan losses, net interest margin, benefits from prior FDIC-assisted acquisitions and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure; and (6) the ability to open new locations. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

www.wibank.com

WBCO Reports 3Q13 EPS of $0.29

October 23, 2013

CONSOLIDATED STATEMENTS OF INCOME (unaudited)	Quarter Ended	Quarter Ended	Three	Quarter Ended	One
($ in thousands, except per share data)	September 30,	June 30,	Month	September 30,	Year
	2013	2013	Change	2012	Change
Interest Income
Non-Covered Loans	$ 11,041	$ 10,978	1%	$ 11,644	-5%
Covered Loans	5,559	5,972	-7%	8,998	-38%
Taxable Investment Securities	1,433	1,344	7%	1,238	16%
Tax Exempt Securities	392	393	0%	311	26%
Other	44	39	13%	71	-38%
Total Interest Income	18,469	18,726	-1%	22,262	-17%

Interest Expense
Deposits	1,202	1,248	-4%	1,575	-24%
Junior Subordinated Debentures	120	121	-1%	135	-11%
Total Interest Expense	1,322	1,369	-3%	1,710	-23%

Net Interest Income	17,147	17,357	-1%	20,552	-17%
Provision for Loan Losses, Non-Covered Loans	525	850	-38%	1,250	-58%
Provision for Loan Losses, Covered Loans	-	10,914	-100%	-	100%
Net Interest Income after Provision for Loan Losses	16,622	5,593	197%	19,302	-14%

Noninterest Income
Service Charges and Fees	870	845	3%	886	-2%
Electronic Banking Income	1,004	969	4%	820	22%
Investment Products	128	248	-48%	335	-62%
Gain on Sale of Investment Securities, Net	-	291	-100%	345	-100%
Bank Owned Life Insurance Income	38	37	3%	43	-12%
Income from the Sale of Loans	726	1,061	-32%	1,146	-37%
SBA Premium Income	269	215	25%	126	113%
Change in FDIC Indemnification Asset	(1,030)	7,502	-114%	(2,762)	-63%
Gain on Disposition of Covered Assets	871	213	309%	125	597%
Other Income	261	316	-17%	294	-11%
Total Noninterest Income	3,137	11,697	-73%	1,358	131%

Noninterest Expense
Compensation and Employee Benefits	7,396	7,181	3%	7,741	-4%
Occupancy and Equipment	1,767	1,836	-4%	1,738	2%
Office Supplies and Printing	349	390	-11%	378	-8%
Data Processing	534	569	-6%	539	-1%
Consulting and Professional Fees	163	141	16%	194	-16%
Intangible Amortization	111	110	1%	129	-14%
FDIC Premiums	265	281	-6%	314	-16%
FDIC Clawback Liability	87	(463)	-119%	247	-65%
Non-Covered OREO & Repossession Expenses	399	379	5%	398	0%
Covered OREO & Repossession Expenses	178	437	-59%	122	46%
Other	1,823	2,065	-12%	1,863	-2%
Total Noninterest Expense	13,072	12,926	1%	13,663	-4%

Income Before Provision for Income Tax	6,687	4,364	53%	6,997	-4%
Provision for Income Tax	2,185	1,456	50%	2,359	-7%
Net Income Available to Common Shareholders	$ 4,502	$ 2,908	55%	$ 4,638	-3%
Earnings per Common Share
Net Income per Share, Basic	$ 0.29	$ 0.19	53%	$ 0.30	-3%

Net Income per Share, Diluted	$ 0.29	$ 0.19	53%	$ 0.30	-3%

Average Number of Common Shares Outstanding	15,531,000	15,506,000		15,413,000
Fully Diluted Average Common and Equivalent Shares Outstanding	15,589,000	15,552,000		15,446,000

WBCO Reports 3Q13 EPS of $0.29

October 23, 2013

CONSOLIDATED STATEMENTS OF INCOME (unaudited)	For the Nine Months Ended		One
($ in thousands, except per share data)	September 30,		Year
	2013	2012	Change
Interest Income
Non-Covered Loans	$ 33,172	$ 35,010	-5%
Covered Loans	18,244	28,248	-35%
Taxable Investment Securities	4,090	3,981	3%
Tax Exempt Securities	1,157	842	37%
Other	142	190	-25%
Total Interest Income	56,805	68,271	-17%

Interest Expense
Deposits	3,760	5,124	-27%
Junior Subordinated Debentures	359	404	-11%
Total Interest Expense	4,119	5,528	-25%

Net Interest Income	52,686	62,743	-16%
Provision for Loan Losses, Non-Covered Loans	1,825	5,600	-67%
Provision for Loan Losses, Covered Loans	12,414	398	3019%
Net Interest Income after Provision for Loan Losses	38,447	56,745	-32%

Noninterest Income
Service Charges and Fees	2,531	2,700	-6%
Electronic Banking Income	3,116	2,728	14%
Investment Products	600	1,064	-44%
Gain on Sale of Investment Securities, Net	556	687	-19%
Bank Owned Life Insurance Income	113	158	-28%
Income from the Sale of Loans	2,798	2,627	7%
SBA Premium Income	762	318	140%
Change in FDIC Indemnification Asset	6,298	(8,898)	-171%
Gain on Disposition of Covered Assets	1,464	1,310	12%
Other Income	942	949	-1%
Total Noninterest Income	19,180	3,643	426%

Noninterest Expense
Compensation and Employee Benefits	22,253	22,317	0%
Occupancy and Equipment	5,404	5,126	5%
Office Supplies and Printing	1,139	1,216	-6%
Data Processing	1,638	1,603	2%
Consulting and Professional Fees	637	710	-10%
Intangible Amortization	329	383	-14%
FDIC Premiums	835	967	-14%
FDIC Clawback Liability	(176)	1,385	-113%
Non-Covered OREO & Repossession Expenses	1,303	1,511	-14%
Covered OREO & Repossession Expenses	751	1,274	-41%
Other	5,752	5,935	-3%
Total Noninterest Expense	39,865	42,427	-6%

Income Before Provision for Income Tax	17,762	17,961	-1%
Provision for Income Tax	5,768	5,703	1%
Net Income Available to Common Shareholders	$ 11,994	$ 12,258	-2%
Earnings per Common Share
Net Income per Share, Basic	$ 0.77	$ 0.80	-4%

Net Income per Share, Diluted	$ 0.77	$ 0.79	-3%

Average Number of Common Shares Outstanding	15,491,000	15,418,000
Fully Diluted Average Common and Equivalent Shares Outstanding	15,538,000	15,453,000

WBCO Reports 3Q13 EPS of $0.29

October 23, 2013

CONSOLIDATED BALANCE SHEETS (unaudited)			Three		One
($ in thousands except per share data)	September 30,	June 30,	Month	September 30,	Year
	2013	2013	Change	2012	Change
Assets
Cash and Due from Banks	$ 36,360	25,183	44%	$ 30,885	18%
Interest-Bearing Deposits with Banks	75,145	46,059	63%	84,570	-11%
Federal Funds Sold	-	-	100%	670	-100%
Total Cash and Cash Equivalents	111,505	71,242	57%	116,125	-4%

Investment Securities Available for Sale	400,276	386,111	4%	353,881	13%
FHLB Stock	7,239	7,307	-1%	7,509	-4%
Loans Held for Sale	4,191	9,749	-57%	15,139	-72%
Loans Receivable	872,636	853,290	2%	824,610	6%
Less: Allowance for Loan Losses	(16,942)	(16,967)	0%	(16,570)	2%
Non-Covered Loans, Net	855,694	836,323	2%	808,040	6%

Covered Loans, Net Allowance for Loan Losses	156,390	176,737	-12%	231,517	-32%
Premises and Equipment, Net	35,425	35,898	-1%	36,896	-4%
Bank Owned Life Insurance	17,817	17,779	0%	17,671	1%
Goodwill and Other Intangible Assets, Net	5,698	5,809	-2%	6,156	-7%
Other Real Estate Owned	4,747	4,726	0%	4,080	16%
Covered Other Real Estate Owned	4,109	12,927	-68%	18,811	-78%
FDIC Indemnification Asset	25,439	32,832	-23%	44,713	-43%
Other Assets	19,624	20,053	-2%	19,588	0%
Total Assets	$ 1,648,154	$ 1,617,493	2%	$ 1,680,126	-2%

Liabilities and Shareholders' Equity
Deposits:
Noninterest-Bearing Demand	$ 269,211	$ 245,505	10%	$ 252,484	7%
NOW Accounts	361,241	343,180	5%	332,116	9%
Money Market	295,147	293,590	1%	292,745	1%
Savings	122,663	118,070	4%	109,107	12%
Time Deposits	381,017	404,027	-6%	471,778	-19%
Total Deposits	1,429,279	1,404,372	2%	1,458,230	-2%

Junior Subordinated Debentures	25,774	25,774	0%	25,774	0%
Other Liabilities	11,303	10,097	12%	15,155	-25%
Total Liabilities	1,466,356	1,440,243	2%	1,499,159	-2%
Shareholders' Equity
Common Stock (no par value)
Authorized 35,000,000 Shares:
Issued and Outstanding 15,532,349 at 9/30/13,
15,527,037 at 6/30/13 and 15,451,307 at 9/30/12	86,447	86,197	0%	85,381	1%
Retained Earnings	98,182	95,078	3%	89,966	9%
Accumulated Other Comprehensive (Loss) Income	(2,831)	(4,025)	-30%	5,620	-150%
Total Shareholders' Equity	181,798	177,250	3%	180,967	0%
Total Liabilities and Shareholders' Equity	$ 1,648,154	$ 1,617,493	2%	$ 1,680,126	-2%

WBCO Reports 3Q13 EPS of $0.29

October 23, 2013

FINANCIAL STATISTICS (unaudited)	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Nine Months Ended
($ in thousands, except per share data)	September 30,	June 30,	March 31,	September 30,	September 30,
	2013	2013	2013	2012	2013	2012

Averages
Total Assets	$ 1,628,236	$ 1,641,686	$ 1,672,807	$ 1,672,663	$ 1,647,414	$ 1,670,035
Non-Covered Loans and Loans Held for Sale	868,745	856,046	856,249	831,256	860,393	827,867
Covered Loans	165,964	189,099	206,873	236,355	187,162	248,958
Interest Earning Assets	1,500,065	1,507,438	1,539,196	1,513,891	1,515,424	1,502,903
Deposits	1,414,504	1,416,874	1,447,939	1,457,014	1,426,317	1,458,851
Common Shareholders' Equity	177,448	184,042	182,667	176,934	181,366	174,498

Financial Ratios
Return on Average Assets, Annualized	1.10%	0.71%	1.11%	1.10%	0.97%	0.98%
Return on Average Common Equity, Annualized	10.07%	6.34%	10.18%	10.43%	8.84%	9.38%
Efficiency Ratio (1)	63.75%	44.16%	61.00%	61.53%	54.98%	63.11%
Yield on Earning Assets (1)	4.94%	5.04%	5.22%	5.93%	5.07%	6.14%
Cost of Interest Bearing Liabilities	0.44%	0.46%	0.48%	0.55%	0.46%	0.59%
Net Interest Spread	4.50%	4.58%	4.74%	5.38%	4.61%	5.55%
Net Interest Margin (1)	4.59%	4.68%	4.84%	5.48%	4.71%	5.65%

Tangible Book Value Per Share (2)	$ 11.34	$ 11.04	$ 11.50	$ 11.31	$ 11.34	$ 11.31
Tangible Common Equity to Total Tangible Assets (2)	10.72%	10.64%	10.73%	10.44%	10.72%	10.44%

	September 30,	June 30,	March 31,	September 30,	Regulatory Requirements
	2013	2013	2013	2012	Adequately- capitalized	Well- capitalized
Period End
Total Risk-Based Capital Ratio - Consolidated (3)	19.73%	19.86%	19.78%	19.65%	8.00%	NA
Tier 1 Risk-Based Capital Ratio - Consolidated (3)	18.49%	18.59%	18.52%	18.40%	4.00%	NA
Tier 1 Leverage Ratio - Consolidated (3)	12.63%	12.13%	11.96%	11.67%	4.00%	NA
Total Risk-Based Capital Ratio - Whidbey Island Bank (3)	19.11%	19.19%	19.16%	19.02%	8.00%	10.00%
Tier 1 Risk-Based Capital Ratio - Whidbey Island Bank (3)	17.85%	17.92%	17.90%	17.77%	4.00%	6.00%
Tier 1 Leverage Ratio - Whidbey Island Bank (3)	12.20%	11.81%	11.55%	11.25%	4.00%	5.00%

(1)	Fully tax-equivalent is a non-GAAP performance measurement that management believes provides investors with a more accurate picture of the net interest margin, revenue and efficiency ratio for comparative purposes. The calculation involves grossing up interest income on tax-exempt loans and investments by an amount that makes it comparable to taxable income. Please see reconciliation to GAAP measure that appears elsewhere in this release.
(2)	Please see the reconciliations to GAAP measures that appear elsewhere in this release. Tangible book value per share and tangible common equity to total tangible assets are non-GAAP performance measurements that management believes provide a more accurate picture of equity.
(3)	Capital ratios for the most recent period are an estimate pending filing of the Company's regulatory reports.

WBCO Reports 3Q13 EPS of $0.29

October 23, 2013

NON-COVERED ASSET QUALITY (unaudited)	Quarter Ended	Quarter Ended	Quarter Ended	Nine Months Ended
($ in thousands, except per share data)	September 30,	June 30,	September 30,	September 30,
	2013	2013	2012	2013	2012
Allowance for Non-Covered Loan Losses Activity:
Balance at Beginning of Period	$ 16,967	$ 16,926	$ 17,565	$ 17,147	$ 18,032
Indirect Loans:
Charge-offs	(78)	(161)	(134)	(412)	(560)
Recoveries	48	114	75	277	319
Indirect Net Charge-offs	(30)	(47)	(59)	(135)	(241)

Other Loans:
Charge-offs	(692)	(885)	(2,365)	(2,318)	(7,127)
Recoveries	172	123	179	423	306
Other Net Charge-offs	(520)	(762)	(2,186)	(1,895)	(6,821)

Total Net Charge-offs	(550)	(809)	(2,245)	(2,030)	(7,062)
Provision for Loan Losses, Non-Covered Loans	525	850	1,250	1,825	5,600
Balance at End of Period	$ 16,942	$ 16,967	$ 16,570	$ 16,942	$ 16,570

Net Charge-offs to Average Loans:
Indirect Loans Net Charge-Offs, to Avg Indirect Loans, Annualized (1)	0.15%	0.24%	0.29%	0.23%	0.40%
Other Loans Net Charge-Offs, to Avg Other Loans, Annualized (1)	0.26%	0.40%	1.18%	0.33%	1.24%
Net Charge-offs to Average Total Loans (1)	0.25%	0.38%	1.09%	0.32%	1.16%

	September 30,	June 30,	September 30,
	2013	2013	2012
Nonperforming Non-Covered Assets
Nonperforming Non-Covered Loans (2)	$ 9,907	$ 10,875	$ 17,642
Non-Covered Other Real Estate Owned	4,747	4,726	4,080
Total Nonperforming Non-Covered Assets	$ 14,654	$ 15,601	$ 21,722
Nonperforming Non-Covered Loans to Total Non-Covered Loans (1)	1.14%	1.27%	2.14%
Nonperforming Non-Covered Assets to Total Assets	0.89%	0.96%	1.29%
Allowance for Loan Losses to Nonperforming Non-Covered Loans	171.01%	156.02%	93.92%
Allowance for Loan Losses to Non-Covered Loans	1.94%	1.99%	2.01%

Non-Covered Loan Composition
Commercial	$ 173,003	$ 167,124	$ 155,208
Real Estate Mortgages
One-to-Four Family Residential	40,026	36,040	37,262
Commercial	446,568	426,276	394,878
Real Estate Construction
One-to-Four Family Residential	35,613	38,880	44,892
Commercial	15,489	26,515	33,104
Consumer
Indirect	78,781	77,524	79,648
Direct	81,453	79,114	77,759
Deferred Costs	1,703	1,817	1,859
Total Non-Covered Loans	$ 872,636	$ 853,290	$ 824,610

Time Deposit Composition
Time Deposits $100,000 and more	$ 168,937	$ 181,164	$ 200,641
All Other Time Deposits	211,581	221,674	258,301
Brokered Deposits
CDARS (Certificate of Deposit Account Registry Service)	499	1,189	12,836
Total Time Deposits	$ 381,017	$ 404,027	$ 471,778

(1) Excludes Loans Held for Sale.

(2) Nonperforming loans includes nonaccrual loans plus accruing loans 90 or more days past due.

WBCO Reports 3Q13 EPS of $0.29

October 23, 2013

Non-GAAP Financial Measures

Fully tax-equivalent net interest income and fully tax-equivalent net interest margin are non-GAAP performance measurements that management believes provides investors with a more accurate picture of the Company's operational performance and is consistent with industry practice. The calculation involves grossing up interest income on tax-exempt loans and investments by an amount that makes it comparable to taxable income.

The following table provides the reconciliation of the Company's net interest income and net interest margin (GAAP) to a fully tax-equivalent net interest income and fully tax-equivalent net interest margin (non-GAAP) for the periods presented:

	Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2013	2013	2012	2013	2012

Net Interest Income	$ 17,147	$ 17,357	$ 20,552	$ 52,686	$ 62,743
Tax-Equivalent Adjustment (1)	222	216	295	644	837
Tax-Equivalent Net Interest Income	17,369	17,573	20,847	53,330	63,580

Average Interest Earning Assets	1,500,065	1,507,438	1,513,891	1,515,424	1,502,903

Net Interest Margin	4.54%	4.62%	5.40%	4.65%	5.58%
Tax-Equivalent Net Interest Margin (1)	4.59%	4.68%	5.48%	4.71%	5.65%

Non-GAAP Financial Measures

Tangible common equity, tangible assets and tangible book value per common share are not measures that are calculated in accordance with GAAP. However, management uses these non-GAAP measures in its analysis of the Company's performance. Management believes that these non-GAAP measures are an important indication of the Company's ability to grow both organically and through business combinations, and, with respect to tangible common equity, the Company's ability to pay dividends and to engage in various capital management strategies.

Neither tangible common equity, tangible assets or tangible book value per common share should be considered in isolation or as a substitute for common shareholders' equity or book value per common share or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Company calculates tangible common equity, tangible assets and tangible book value per share may differ from that of other companies reporting measures with similar names.

The following table provides the reconciliation of the Company's shareholders' equity (GAAP) to tangible common equity (non-GAAP) and total assets (GAAP) to tangible assets (non-GAAP) for the periods presented:

	September 30,	June 30,	September 30,
($ in thousands, except per share data)	2013	2013	2012

Total Shareholders' Equity	$ 181,798	$ 177,250	$ 180,967
Adjustments to Shareholders' Equity
Goodwill and Other Intangible Assets, Net (2)	(5,698)	(5,809)	(6,156)
Tangible Common Equity	176,100	171,441	174,811

Total Assets	$ 1,648,154	$ 1,617,493	$ 1,680,126
Adjustments to Total Assets
Goodwill and Other Intangible Assets, Net (2)	(5,698)	(5,809)	(6,156)
Total Tangible Assets	1,642,456	1,611,684	1,673,970

Common Shares Outstanding at Period End	15,532,349	15,527,037	15,451,307

Tangible Common Equity to Total Tangible Assets	10.72%	10.64%	10.44%
Tangible Book Value per Common Share	$ 11.34	$ 11.04	$ 11.31

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate

(2) Goodwill and Other Intangible Assets, Net excludes mortgage servicing rights

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Note: Transmitted on GlobeNewswire on October 23, 2013, at 2:00 p.m. PT.